Exhibit 99.1

Farmer Bros. Co. Reports Stockholder Voting Results

TORRANCE, Calif. – (GLOBENEWSWIRE) – Dec. 10, 2012 – Farmer Bros. Co. (NASDAQ: FARM) today announced that the Company’s stockholders approved all proposals at the 2012 Annual Meeting of Stockholders held December 6, 2012.

At the “State of the Company” presentation to the stockholders, President and Chief Executive Officer, Michael H. Keown and Chief Financial Officer and Treasurer, Jeffrey Wahba discussed the Company’s fiscal 2012 performance and outlook for fiscal 2013.

In discussing the Company’s growth and leadership strategy, Mr. Keown said the Company plans to leverage its high quality coffees and teas, its industry-leading personnel, its expansive national route network and award-winning service to focus on growing the direct-store-delivery business in addition to addressing profitable major accounts. He added that restoring the high performance culture of Farmer Brothers and recognizing its responsibility as a corporate citizen to lead and be a part of the solution to global social, environmental and economic issues will be the Company’s additional priorities.

Mr. Wahba echoed Mr. Keown’s sentiment and said, the Company’s fiscal 2012 accomplishments of increased product breadth, technical expertise and marketing and sales capabilities, and reduced operating expenses are expected to fuel fiscal 2013 growth.

The Company intends to file an edited version of that presentation on Form 8-K and present the report on the investor section of its website, www.farmerbros.com.

Mr. Randy E. Clark was elected and Ms. Jeanne Farmer Grossman was re-elected to the Board of Directors for three-year terms expiring in 2015. Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. In addition, the stockholders voted in favor of the advisory vote on executive compensation and approved an amendment to the Company’s 2007 Omnibus Plan to increase the number of shares available for issuance under the Omnibus Plan. The Company will include details of the voting results on the various proposals on Form 8-K.

About Farmer Bros. Co.

Founded in 1912 and currently celebrating its milestone centennial, Farmer Bros. Co. is a manufacturer, wholesaler and distributor of coffee, tea and culinary products. We are a direct distributor of coffee to restaurants, hotels, casinos, hospitals and other foodservice providers, and a provider of private brand coffee programs to Quick Serve Restaurants, grocery retailers, national drugstore chains, restaurant chains, convenience stores, and independent coffee houses, nationwide. Our product lines include roasted coffee, liquid coffee, coffee related products such as coffee filters, sugar and creamers, assorted teas, cappuccino, cocoa, spices, gelatins and puddings, soup bases, gravy and sauce mixes, pancake and biscuit mixes, and jellies and preserves. National foodservice brands include The Artisan Collection by Farmer Brothers™, Farmer Brothers®, Superior®, Metropolitan®, Island Medley Iced Tea®, Farmer Brothers Spice Products™, Sierra Tea™ and Orchard Hills Estate™. Regional foodservice and retail brands include Cain's®, Ireland® and McGarvey®. For more information, visit: www.farmerbros.com.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical facts and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like "anticipates," "estimates," "projects, " "expects, " "plans, " "believes, " "intends, " "will, " "assumes" and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, fluctuations in availability and cost of green coffee, competition, organizational changes, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of the third parties securities and other investment vehicles in which the Company has invested its short-term assets, as well as other risks described in this press release and other factors described from time to time in the Company's filings with the SEC.

Source: Farmer Bros. Co.
Jeffrey Wahba (310) 787-5241